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                                                                   Exhibit 10.16


                             FORM OF TRANCHE B NOTE


$______________                                              New York, New York


                  FOR VALUE RECEIVED, FAIRPOINT COMMUNICATIONS SOLUTIONS CORP., a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of _________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Credit Agreement referred to below) initially located at 301 S. College Street, Charlotte, North Carolina 28288-0537, on the Maturity Date (as defined in the Credit Agreement) the principal sum of ________________ DOLLARS ($__________) or, if less, the then unpaid principal amount of all Tranche B Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement. This Note represents the continuation and conversion of a portion of the Lender's Existing Loans and Existing Swap Obligation, if any, to a Tranche B Loan in accordance with Section 2.01(b) of the Credit Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money, or in kind, at said office from the date hereof until paid at the rates, at the times, and as otherwise provided in
Section 2.03 of the Credit Agreement.

                  This Note is one of the "TRANCHE B NOTES" referred to in that certain Amended and Restated Credit Agreement dated as of October 20, 1999, as amended and restated as of March 27, 2000, as further amended and restated as of November 9, 2000, and as further amended and restated as of May 10, 2002 (said Amended and Restated Credit Agreement, as so amended and restated and as hereafter amended, restated, modified or supplemented, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower; certain other Credit Parties, the financial institutions listed therein as Lenders and Non-Continuing Lenders, and Wachovia Bank, National Association (formerly known as First Union National Bank), as Administrative Agent. This Tranche B Note is secured pursuant to the Security Documents and the Subsidiary Guaranty. As provided in the Credit Agreement, this Tranche B Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

                  In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Tranche B Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Tranche B Note.


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                  THIS TRANCHE B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND
BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                   FAIRPOINT COMMUNICATIONS
                                   SOLUTIONS CORP.



                                   By:
                                       -------------------------------------
                                        Title


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